Exhibit 99.1


NEWS RELEASE



        Comdisco Announces Fiscal 2005 Third Quarter Financial Results
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Rosemont, IL- August 5, 2005 - Comdisco Holding Company, Inc. (OTC: CDCO)
today reported financial results for its fiscal third quarter ended June 30, 2005. Comdisco emerged from Chapter 11 on August 12, 2002 and, under its Plan of Reorganization, its business purpose is limited to the orderly sale or run-off of all its remaining assets.

Operating Results: For the three months ended June 30, 2005, the company reported net earnings of approximately $7 million, or $1.85 per common share (basic and diluted). The per share results for Comdisco Holding Company, Inc. are based on approximately 4,034,000 shares of common stock outstanding on average for the quarter ended June 30, 2005.

For the quarter ended June 30, 2005, total revenue decreased by 67 percent to $7 million from $21 million for the quarter ended June 30, 2004.

Total assets decreased by 36 percent to $128 million as of June 30, 2005 from $199 million at September 30, 2004. The decrease in total assets was primarily the result of cash distributions to stakeholders (both shareholders and contingent distribution rights holders) in December 2004 and March 2005 that, combined, totaled $90 million. The $128 million of total assets as of June 30, 2005 included $96 million of unrestricted cash.

As a result of bankruptcy restructuring transactions, adoption of fresh-start reporting and multiple asset sales, Comdisco Holding Company, Inc.'s financial results are not comparable to those of its predecessor company, Comdisco, Inc. Please refer to the company's quarterly report on Form 10-Q filed on August 5, 2005 for complete financial statements and other important disclosures.

About Comdisco

Comdisco emerged from chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco's plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations and no further distributions will be made. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.'s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

Safe Harbor

The foregoing contains forward-looking statements regarding Comdisco. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company's SEC reports, including, but not limited to, the report on Form 10-K for the fiscal year ended September 30, 2004 and Form 10-Q for the fiscal quarters ended December 31, 2004 March 31, 2005, and June 30, 2005. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.


Contacts:


Mary Moster
312-565-3900
mcmoster@comdisco.com
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